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                                                                       Exhibit 1

                            DOMINION RESOURCES, INC.

                       6,000,000 EQUITY INCOME SECURITIES
                     CONSISTING OF 6,000,000 CORPORATE UNITS

                               PURCHASE AGREEMENT

                                                           March 13, 2002

Salomon Smith Barney Inc.
388 Greenwich Street - 34/th/ Floor
New York, NY 10013

Ladies and Gentlemen:

     Dominion Resources Inc., a Virginia corporation (Dominion), confirms its agreement with you, with respect to the issue and sale by Dominion and purchase by you of 6,000,000 Equity Income Securities (the Firm Equity Income Securities). In addition, Dominion proposes to grant you an option to purchase up to an additional 600,000 Equity Income Securities on the terms and for the purposes set forth in Section 4 (the Option Equity Income Securities). The Firm Equity Income Securities and the Option Equity Income Securities, if purchased, are hereinafter collectively called the "Equity Income Securities." This agreement shall be referred to herein as the "Purchase Agreement". Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

     1.   Intentionally omitted.

     2.   Description of the Equity Income Securities. Each Equity Income
          -------------------------------------------
Security will initially consist of a unit (a Corporate Unit) comprised of (a) a stock purchase contract (a Purchase Contract, and collectively the Purchase Contracts), to be issued under a Purchase Contract Agreement (the Purchase Contract Agreement) between Dominion and JPMorgan Chase Bank, as the Purchase Contract Agent (the Purchase Contract Agent), under which (i) the holder will purchase from Dominion no later than May 15, 2006, for a price of $50, a number of shares of common stock, without par value, of Dominion (the Common Stock), equal to the Settlement Rate as set forth in the Purchase Contract Agreement and
(ii) Dominion will pay to the holder contract adjustment payments and (b) a 2002 Series A 5.75 % Senior Note, due May 15, 2008 of Dominion, in the principal amount of $50 (a Senior Note, and collectively, the Senior Notes). The holders of the Equity Income Securities will pledge the Senior Notes to Bank One Trust Company, N.A., as Collateral Agent (the Collateral Agent), pursuant to a Pledge Agreement, to be entered into among Dominion, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent (the Pledge Agreement), to secure the holders' obligations to purchase Common Stock under the

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Purchase Contracts. Under certain circumstances, holders of Corporate Units may substitute certain U.S. Treasury securities for the Senior Notes that are part of such holders' Corporate Units and thereby create Treasury Units (the Treasury Units) pursuant to the terms of the Purchase Contract Agreement and the Pledge Agreement.

     The Senior Notes will be issued under Dominion's Senior Indenture dated as of June 1, 2000, between Dominion and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the Trustee), as supplemented, and as further supplemented by a Tenth Supplemental Indenture dated as of March 1, 2002 (collectively, the Indenture).

     3.   Representations and Warranties of Dominion. Dominion represents and
          ------------------------------------------
warrants to you and agrees with you that:


          (a) A registration statement, No. 333-55904 on Form S-3 for the registration of the Equity Income Securities under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission), a copy of which as so filed has been delivered to you, has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the stock purchase units and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the Equity Income Securities to be filed with the Commission under the Securities Act, as completed and as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

          (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of Dominion, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange
     Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture
     Act), and the rules, regulations and releases of the Commission thereunder (the Rules and Regulations) and, neither the Registration Statement on the date it was declared effective (the Effective Date) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements

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     thereto) will conform in all respects to the requirements of the Securities
     Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to Dominion by you or on your behalf for use in the Registration Statement or Prospectus or the part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the Trust Indenture Act; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

          (c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). Dominion and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

          (d) Deloitte & Touche LLP, who have certified certain of Dominion's financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (e) Consolidated Natural Gas Company, Dominion Exploration & Production, Inc., Dominion Energy, Inc., Dominion Nuclear Connecticut, Inc., Dominion Nuclear, Inc., Dominion Nuclear Marketing II, Inc., Dominion Transmission, Inc, The East Ohio Gas Company and Virginia Electric and Power Company are the only Significant Subsidiaries of Dominion as such term is defined in Rule 1-02 of Regulation S-X. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each Significant Subsidiary is owned by Dominion, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

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          (f)   The execution, delivery and performance of this Purchase
     Agreement, the Indenture, the Corporate Units, the Purchase Contract Agreement, the Senior Notes, the Pledge Agreement, and the Remarketing Agreement, and the consummation of the transactions contemplated in this Purchase Agreement, the Indenture, the Corporate Units, the Purchase Contract Agreement, the Senior Notes, the Pledge Agreement, and the Remarketing Agreement, and in the Registration Statement (including the issuance and sale of the Equity Income Securities and the use of the proceeds from the sale of the Equity Income Securities as described in the Prospectus under the caption USE OF PROCEEDS) and compliance by Dominion with its obligations under this Purchase Agreement, the Indenture, the Corporate Units, the Purchase Contract Agreement, the Senior Notes, the Pledge Agreement and the Remarketing Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Dominion or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which Dominion or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Dominion or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of Dominion or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Dominion or any subsidiary or any of their respective properties, assets or operations, and Dominion has full power and authority to authorize, issue and sell the Corporate Units, the Senior Notes and the Common Stock as contemplated by this Purchase Agreement.

          (g) The Corporate Units have been duly authorized by Dominion, and when duly executed by Dominion (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by Dominion and upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion entitled to the benefits of the Purchase Contract Agreement and enforceable against Dominion in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (h) The unissued shares of Common Stock to be issued and sold by Dominion pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

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          (i)   Dominion is not, and, after giving effect to the offering and sale of the Equity Income Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended.

     4.   Offering. On the basis of the representations and warranties herein
          --------
contained, but subject to the terms and conditions in this Purchase Agreement set forth, Dominion agrees to sell to you, and you agree to purchase from Dominion, at the price, place and time specified, the total number of the Firm Equity Income Securities set forth in Schedule I hereto. In addition, Dominion hereby grants to you an option to purchase up to 600,000 Option Equity Income Securities. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Equity Income Securities and is exercisable as provided herein. The price of both the Firm Equity Income Securities and the Option Equity Income Securities shall be $50 per Equity Income Security.

     Dominion shall not be obligated to deliver any of the Equity Income Securities to be delivered on the First Closing Date (as hereinafter defined) or the Second Closing Date (as hereinafter defined), as the case may be, except upon payment for all the Equity Income Securities to be purchased on such Closing Date as provided herein.

     5.   Time and Place of Closing. Delivery of the Equity Income Securities
          -------------------------
to, and payment therefor by, you shall be made at the time, place and date specified in Schedule I or such other time, place and date as you and Dominion may agree upon in writing. The hour and date of such delivery and payment are herein called the "First Closing Date", or the "Closing Date" as the context implies. On the First Closing Date, Dominion, through the facilities of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered a securities entitlement with respect to the Firm Equity Income Securities to you against payment of the purchase price by wire transfer of same-day funds to a bank account designated by Dominion. Time shall be of the essence, and delivery at the time and place specified pursuant to this Purchase Agreement is a further condition of your obligation hereunder. Upon delivery, the Firm Equity Income Securities shall be registered in the name of Cede & Co., as nominee for DTC.

     At any time on or before the thirtieth day after the date of this Purchase Agreement, the option granted in Section 4 may be exercised by your written notice being given to Dominion. Such notice shall set forth the aggregate number of Option Equity Income Securities as to which the option is being exercised, the denominations in which the Option Equity Income Securities are to be issued and the date and time, as determined by you, when the Option Equity Income Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Equity Income Securities are delivered are sometimes referred to as the "Second Closing Date" and the First Closing Date and the Second Closing Date are sometimes each referred to as a "Closing Date".

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     Delivery of and payment for the Option Equity Income Securities shall be made at the place specified pursuant to the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between you and Dominion) at 10:00 A.M., Richmond, Virginia time, on the Second Closing Date. On the Second Closing Date, Dominion, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option Equity Income Securities to you for your account against payment of the purchase price by wire transfer of same-day funds to a bank account designated by Dominion. Time shall be of the essence, and delivery at the time and place specified pursuant to this Purchase Agreement is a further condition of your obligation hereunder. Upon delivery, the Option Shares shall be registered in the name of Cede & Co., as nominee of DTC.

     6.   Covenants of Dominion. Dominion agrees that:
          ---------------------

          (a)   If you so request, Dominion, on or prior to the Closing Date,

     will deliver to you conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by you. You will be deemed to have made such a request for copies for yourself and Troutman Sanders Mays & Valentine LLP, your counsel, with respect to any such documents that are not electronically available through the Commission's EDGAR filing system.

          (b) Dominion will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus, (ii) the preparation, issuance, listing and delivery of the Equity Income Securities, (iii) any fees and expenses of the Trustee, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent and (iv) the printing and delivery to you, in reasonable quantities, of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, Dominion will pay the reasonable out of pocket fees and disbursements of your counsel, Troutman Sanders Mays & Valentine LLP, in connection with the qualification of the Equity Income Securities under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by you or Dominion).

          (c) If, during the time when a prospectus relating to the Equity Income Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, Dominion promptly will (i) notify you to suspend solicitation of purchases of the Equity Income Securities and (ii) at its expense, prepare and file with the Commission an amendment or supplement

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          which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, Dominion will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that Dominion shall not file such documents or amendments without also furnishing copies thereof to you and Troutman Sanders Mays & Valentine LLP. Any such documents or amendments which are electronically available through the Commission's EDGAR filing system shall be deemed to have been furnished by Dominion to you and Troutman Sanders Mays & Valentine LLP.

               (d) Dominion will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford you a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and Dominion will also advise you promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (e) Dominion will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of Dominion (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

               (f) Dominion will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Equity Income Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate; provided, however, that Dominion shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

               (g) Fees and disbursements of Troutman Sanders Mays & Valentine LLP who are acting as counsel for you (exclusive of fees and disbursements of such counsel which are to be paid as set forth in
          Section 6(b)), shall be paid by you; provided, however, that if this Purchase Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, Dominion shall reimburse you for the amount of such fees and disbursements.

               (h) Dominion shall not, and it shall prior to closing obtain from its executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) (the Executive Officers) and its directors their agreement not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Equity Income Securities, Common Stock or

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          Purchase Contracts, as the case may be, or any securities of Dominion similar to the Equity Income Securities, or any security convertible into or exercisable or exchangeable for Equity Income Securities, Common Stock or Purchase Contracts or any securities of Dominion similar to the Equity Income Securities, or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Equity Income Securities, Common Stock, Purchase Contracts or any securities of Dominion similar to the Equity Income Securities or, any such securities convertible into or exercisable or exchangeable for such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Income Securities, Common Stock, Purchase Contracts or such other securities, in cash or otherwise, for a period of 90 days from the date hereof without your prior written consent other than (A) pursuant to this Purchase Agreement; (B) Dominion's Treasury PIES or Units or Corporate PIES or Units to be created or recreated upon substitution of pledged securities or shares of Common Stock issuable upon early settlement of Dominion's Corporate PIES or Units or Treasury PIES or Units; (C) any shares of Common Stock issued by Dominion upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (D) any shares of Common Stock issued, or options to purchase such shares granted (or the sale by any of Dominion's Executive Officers or directors of Common Stock received as dividends) in connection with any employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan; (E) the sale or surrender to Dominion by any of its Executive Officers or directors of any options or Common Stock underlying options in order to pay the exercise price or taxes associated with the exercise of options; (F) any issuance by Dominion of Common Stock in connection with acquisitions that close more than 90 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 6(h); (G) transactions by any person other than Dominion relating to Common Stock or other securities acquired in open market transactions after the completion of the offering of the Equity Income Securities; (H) transfers by any person, other than Dominion, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by the restrictions of this Section 6(h); (I) the filing by Dominion of a shelf registration statement from which Dominion will not offer any securities for a 90-day period after its filing date; and (J) the issuance by Dominion of up to 10,340,000 shares of Common Stock pursuant to a Purchase Agreement dated March 13, 2002, between Dominion and Salomon Smith Barney Inc.

               (i) To use best efforts to complete the listing application for the Corporate Units and the Common Stock to be issued and sold pursuant to the Purchase Contracts on

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          the New York Stock Exchange, Inc., subject only to official notice of issuance and evidence of satisfactory distribution.

          7.   Conditions of Your Obligations; Termination by You.
               --------------------------------------------------

               (a) Your obligations to purchase and pay for the Equity Income Securities on the Closing Date shall be subject to the following conditions:

                     (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of Dominion threatened by, the Commission on such date. You shall have received, prior to payment for the Equity Income Securities, a certificate dated the Closing Date and signed by the President or any Vice President of Dominion to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of Dominion, threatened by the Commission.

                     (ii) The relevant order or orders of the Commission pursuant to the Holding Company Act of 1935, as amended, permitting the issuance and sale of the Equity Income Securities, a copy of which has been provided to you, shall remain in full force and effect.

                     (iii) On the Closing Date you shall receive the opinions of Troutman Sanders Mays & Valentine LLP, your counsel, McGuireWoods LLP, counsel to Dominion and Dominion's General Counsel, substantially in the forms attached hereto as schedules, all in form and substance satisfactory to you.

                     (iv) You shall have received letters addressed to you from Deloitte & Touche LLP, dated the date of this Purchase Agreement and the Closing Date, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including the pro-forma financial information.

                     (v) Subsequent to the execution of this Purchase Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), and except for the sale of Dominion's Common Stock as contemplated in Section 6(h)(vii) above, there shall not have occurred (1) any change in the common stock or long-term debt of Dominion (other than a decrease in the aggregate principal amount of such debt outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of Dominion and its subsidiaries taken as a whole or (3) any material transaction entered into by

                                      -9-

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               Dominion or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which in each such case in your reasonable judgment is so material and so adverse that it makes it impracticable to proceed with the offering or delivery of the Equity Income Securities on the terms and in the manner contemplated in the Prospectus and this Purchase Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded Dominion's senior unsecured notes, or securities that are pari passu to Dominion's senior unsecured notes, by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities,
               (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of Dominion on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or if there has occurred any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in your reasonable judgment, make it impracticable to proceed with the offering or delivery of the Equity Income Securities on the terms and in the manner contemplated in the Prospectus and in this Purchase Agreement.

                    (vi) On the Closing Date, the representations and warranties of Dominion in this Purchase Agreement shall be true and correct as if made on and as of such date, and Dominion shall have performed all obligations and satisfied all conditions required of it under this Purchase Agreement; and, on the Closing Date, you shall have received a certificate to such effect signed by the President or any Vice President of Dominion.

                    (vii) All legal proceedings to be taken in connection with the issuance and sale of the Equity Income Securities shall have been satisfactory in form and substance to Troutman Sanders Mays & Valentine LLP.

               (b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Purchase Agreement may be terminated by you upon mailing or delivering written notice thereof to Dominion. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

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          (c)  If this Purchase Agreement shall be terminated by you pursuant to
     Section 7(b) above or because of any failure or refusal on the part of Dominion to comply with the terms or to fulfill any of the conditions of this Purchase Agreement, or if for any reason Dominion shall be unable to perform its obligations under this Purchase Agreement, then in any such case, Dominion will reimburse you for all out-of-pocket expenses (in addition to the fees and disbursements of your counsel as provided in
     Section 6(g)) reasonably incurred by you in connection with this Purchase Agreement or the offering contemplated hereunder and, upon such reimbursement, Dominion shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

     8.   Conditions of the Obligation of Dominion. The obligation of Dominion
          ----------------------------------------
to deliver the Equity Income Securities shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Purchase Agreement may be terminated by Dominion by mailing or delivering written notice thereof to you. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g) and 9 hereof.

     9.   Indemnification and Contribution. (a) Dominion agrees to indemnify and
          --------------------------------
hold harmless you and each person who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse you and any such controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by you in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to the benefit of you (or to the benefit of any person who controls you) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Equity Income Securities by you to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if Dominion shall have made any supplements or amendments which have been furnished to you), shall not have been sent or given by or on behalf of you to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and Dominion satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to Dominion by or on behalf of you for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of Dominion contained in this Section 9(a) and the representations and warranties of Dominion contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any such controlling person, and shall survive the delivery of the Equity Income Securities.

     (b) You agree to indemnify and hold harmless Dominion, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to Dominion by or on behalf of you for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. The indemnity agreement contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Dominion or any such controlling person, and shall survive the delivery of the Equity Income Securities.

     (c) Dominion and you agree that, upon the receipt of notice of the commencement of any action against Dominion or any of its officers or directors, or any person controlling Dominion, or against you or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Dominion, on the one hand, and of you, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by Dominion on the one hand or by you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Dominion and you agree that it would not be just and equitable if contribution pursuant to this
Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     10.  Intentionally omitted.

     11.  Representations, Warranties and Agreements to Survive Delivery. All
          --------------------------------------------------------------
representations, warranties and agreements contained in this Purchase Agreement or contained in certificates of officers of Dominion submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any of your controlling persons, or by or on behalf of Dominion, and shall survive delivery of the Equity Income Securities.

     12.  Miscellaneous. The validity and interpretation of this Purchase
          -------------
Agreement shall be governed by the laws of the State of New York. This Purchase Agreement shall inure to the benefit of Dominion, you and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of Dominion referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Purchase Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Purchase Agreement or any provision herein contained. The term "successors" as used in this Purchase Agreement shall not include any purchaser, as such, of any of the Equity Income Securities from you.

     13.  Notices. All communications hereunder shall be in writing and if to
          -------
you shall be mailed, telecopied or delivered to you at the address set forth on
Schedule I hereto, or if to Dominion shall be mailed, telecopied or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

     Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between Dominion and you in accordance with its terms.

                                           DOMINION RESOURCES, INC.



                                           By: /s/ Thomas N. Chewning
                                           Name:   Thomas N. Chewning
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

The foregoing agreement is
hereby confirmed and accepted,
as of the date first
above written.

SALOMON SMITH BARNEY INC.


By: /s/ Arthur H. Tildesley, Jr.
Authorized Signatory
Name: Arthur H. Tildesley, Jr.
Title: Managing Director

                                   SCHEDULE I

Total Number of Firm Equity Income Securities Being Purchased: 6,000,000 Equity Income Securities

Coupon on Senior Note: 5.75 %
Purchase Contract Payment:  3.00 %
Combined Payment Rate on Corporate Units:  8.75 %


Purchase Price per Equity Income Security:  $50.00

Total Purchase Price:    $300,000,000

Time of Delivery:        March 20, 2002, 10:00 A.M.

Closing Location:        One James Center
                         901 East Cary Street
                         Richmond, VA 23219

The Equity Income Securities will be available for inspection at:
                         One James Center
                         901 East Cary Street
                         Richmond, VA 23219

Address for Notices to Purchaser:

                         Salomon Smith Barney Inc.
                         388 Greenwich Street - 34/th/ Floor
                         New York, NY 10013
                         Attn: Arthur H. Tildesley
                         Facsimile number: (212) 816-0900


                         with a copy of any notice pursuant to Section 9(c) also sent to:

                         Troutman Sanders Mays & Valentine LLP
                         1111 East Main Street
                         Richmond, Virginia  23219
                         Attn: F. Claiborne Johnston, Jr., Esquire
                         Facsimile number:  (804) 697-1339

                                   SCHEDULE II


[Intentionally omitted]

                                  SCHEDULE III

[Intentionally omitted]

                                     III-1

                                   SCHEDULE IV

                            PROPOSED FORM OF OPINION

                                       OF

                      TROUTMAN SANDERS MAYS & VALENTINE LLP

                             Bank of America Center
                              1111 East Main Street
                            Richmond, Virginia 23219

                          Re: DOMINION RESOURCES, INC.

                       6,000,000 EQUITY INCOME SECURITIES
                     CONSISTING OF 6,000,000 CORPORATE UNITS

                                 March 20, 2002

Salomon Smith Barney Inc.
388 Greenwich Street - 34/th/ Floor
New York, NY 10013

Ladies and Gentlemen:

     We have acted as your counsel in connection with the arrangements for issuance by Dominion Resources, Inc. (Dominion) of up to 6,000,000 Equity Income Securities pursuant to a Purchase Agreement dated March 13, 2002, by and between you and Dominion (the Purchase Agreement). This letter is being delivered to you pursuant to the Purchase Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     We have examined originals, or copies certified to our satisfaction of such corporate records of Dominion, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of Dominion and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Purchase Agreement have been satisfactory to us.

     In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, Richmond, Virginia, at which Dominion satisfied the conditions contained in Section 7 of the Purchase Agreement that are required to be satisfied as of the

Closing Date.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

          1. Dominion is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

          2. An appropriate order of the Commission with respect to the sale of the Equity Income Securities under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Equity Income Securities as contemplated by the Purchase Agreement. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission, is legally required in connection with the sale of the Equity Income Securities as contemplated by the Purchase Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Equity Income Securities in such states) and the carrying out of the provisions of the Purchase Agreement.

          3. The Purchase Agreement has been has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

          4. The Indenture has been duly authorized, executed and delivered by Dominion and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          5. The Corporate Units have been duly authorized, executed and delivered by Dominion, and assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent and upon payment therefor as set forth in the Purchase Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          6. The Treasury Units have been duly authorized, executed and delivered by Dominion, and assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion entitled to the benefits of the Purchase Contracts, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          7. The Senior Notes have been duly authorized and executed by Dominion and when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Purchase Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          8. The unissued shares of Common Stock to be issued and sold by Dominion pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

          9. The Purchase Contract Agreement has been duly authorized, executed and delivered by Dominion and, assuming due execution and delivery by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, constitutes a valid and binding agreement of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that a federal court exercising jurisdiction over the bankruptcy case of Dominion, if such case were commenced and the issue were properly presented to the court and the court properly evaluated the pertinent decisional and other authorities, should conclude that, upon the occurrence of a Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contract Agreement and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities. However, this opinion is not based on directly controlling legal authority, but rather on what we believe to be a sound analysis of existing authorities from various jurisdictions regardless of the precedential effect on the particular court that might have occasion to make such a decision.

          10. The Remarketing Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

          11. The Pledge Agreement has been duly authorized, executed and delivered by Dominion and, assuming due execution and delivery by the Purchase Contract Agent, constitutes a valid and binding agreement of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that a federal court exercising jurisdiction over the bankruptcy case of Dominion, if such case were commenced and the issue were properly presented to the court and the court properly evaluated the pertinent decisional and other authorities, should conclude that, upon the occurrence of a

Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (S)(S) 101-1330, as amended) should not substantively limit the provisions of Sections
3.15 and 5.8 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contract Agreement and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities. However, this opinion is not based on directly controlling legal authority, but rather on what we believe to be a sound analysis of existing authorities from various jurisdictions regardless of the precedential effect on the particular court that might have occasion to make such a decision.

          12. The Registration Statement with respect to the Equity Income Securities filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of Equity Income Securities in the manner therein specified.

          13. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          14. As to the statements relating to the Equity Income Securities, the Senior Notes, and the Common Stock contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES, ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, DESCRIPTION OF CAPITAL STOCK and DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS, as all or any of them have been supplemented by the statements under DESCRIPTION OF THE EQUITY INCOME SECURITIES, DESCRIPTION OF THE PURCHASE CONTRACTS, CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT AGREEMENT, AND THE PLEDGE AGREEMENT and DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated March 13, 2002, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

     As to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of Dominion. We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in the preceding paragraph in regard to the captions set forth in such preceding paragraph. We note that the Incorporated Documents were prepared and filed by Dominion without our participation. We have, however, participated in conferences with counsel for and representatives of Dominion in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of Dominion as we deemed advisable. None of the foregoing disclosed to us any information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference and any pro forma financial information (and notes thereto) included or incorporated by reference therein, as to which we express no belief) contains on the date hereof, any untrue statement of a material fact or omitted or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Purchase Agreement.

          We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.


                                Very truly yours,

                                TROUTMAN SANDERS MAYS & VALENTINE LLP

                                   SCHEDULE V

                            PROPOSED FORM OF OPINION

                                       OF

                                MCGUIREWOODS LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219

                          Re: DOMINION RESOURCES, INC.

                       6,000,000 EQUITY INCOME SECURITIES
                     CONSISTING OF 6,000,000 CORPORATE UNITS

                                 March 20, 2002

Salomon Smith Barney Inc.
388 Greenwich Street - 34/th/ Floor
New York, NY 10013

Ladies and Gentlemen:

        The arrangements for issuance of up to 6,000,000 Equity Income

Securities of Dominion Resources, Inc. (Dominion), pursuant to an Purchase Agreement dated March 13, 2002, by and between Dominion and you (the Purchase Agreement), have been taken under our supervision as counsel for Dominion. This letter is being delivered to you pursuant to the Purchase Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

        We have examined originals, or copies certified to our satisfaction, of such corporate records of Dominion, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of Dominion and of the Trustee, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Purchase Agreement have been satisfactory to us.

        On this basis we are of the opinion that:

             1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement by Dominion or for the offering, issuance, sale or delivery of the Equity Income Securities. An appropriate order of the Securities and Exchange Commission (the Commission) with respect to the sale of the Equity Income Securities under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Equity Income Securities as contemplated by the Purchase Agreement.

             2. The Indenture has been duly authorized, executed and delivered by Dominion and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

             3. The Corporate Units have been duly authorized, executed and delivered by Dominion, and assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent and upon payment therefor as set forth in the Purchase Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

             4. The Treasury Units have been duly authorized, executed and delivered by Dominion, and assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

             5. The Senior Notes have been duly authorized and executed by Dominion and when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Purchase Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

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

             6. The unissued shares of Common Stock to be issued and sold by Dominion pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

             7. The Purchase Contract Agreement has been duly authorized, executed and delivered by Dominion and, assuming due execution and delivery by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, constitutes a valid and binding agreement of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that a federal court exercising jurisdiction over the bankruptcy case of Dominion, if such case were commenced and the issue were properly presented to the court and the court properly evaluated the pertinent decisional and other authorities, should conclude that, upon the occurrence of a Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contract Agreement and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities. However, this opinion is not based on directly controlling legal authority, but rather on what we believe to be a sound analysis of existing authorities from various jurisdictions regardless of the precedential effect on the particular court that might have occasion to make such a decision.

             8. The Pledge Agreement has been duly authorized, executed and delivered by Dominion and, assuming due execution and delivery by the Purchase Contract Agent, constitutes a valid and binding agreement of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that a federal court exercising jurisdiction over the bankruptcy case of Dominion, if such case were commenced and the issue were properly presented to the court and the court properly evaluated the pertinent decisional and other authorities, should conclude that, upon the occurrence of a Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contract Agreement and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities. However, this opinion is not based on directly controlling legal authority, but rather on what we believe to be a sound analysis of existing authorities from various jurisdictions regardless of the precedential effect on the particular court that might have occasion to make such a decision.

             9. The Corporate Units, the Indenture, the Senior Notes, the Common Stock to be issued and sold pursuant to the Purchase Contract Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, when the Corporate Units are delivered pursuant to the Agreement, will conform to the descriptions thereof contained in the Prospectus.

             10. The Registration Statement and the Prospectus (except the financial statements, any pro forma information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

             11. We are of the opinion that the statements relating to the Equity Income Securities, the Senior Notes, and the Common Stock contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES, ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, DESCRIPTION OF CAPITAL STOCK and DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS, as all or any of them have been supplemented by the statements under DESCRIPTION OF THE EQUITY INCOME SECURITIES, DESCRIPTION OF THE PURCHASE CONTRACTS, CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT AGREEMENT, AND THE PLEDGE AGREEMENT and DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated March 13, 2002 are substantially accurate and fair.

             12. With regard to the discussion in the Prospectus Supplement under the caption CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, we are of the opinion that under current United States federal income tax law, although the discussion does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Equity Income Securities, the Senior Notes and the Common Stock acquired under a Purchase Contract, such discussion constitutes an accurate summary of the matters discussed therein in all material respects. In rendering the aforementioned tax opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or, if challenged, by a court.

             We have participated in conferences with officers and other representatives of Dominion and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of Dominion to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of Dominion and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of Dominion and the closing at which Dominion satisfied the conditions contained in Section 7 of the Purchase Agreement. We have not, however, undertaken to make any independent review of other records of Dominion which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of Dominion. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in the preceding two paragraphs in regard to the captions set forth in such preceding two paragraphs. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus (in each case, except with respect to the financial statements and schedules and other financial information contained or incorporated by reference in the Registration Statement or Prospectus) contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Purchase Agreement.

             We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

                                             Yours very truly,

                                             MCGUIREWOODS LLP

                                   SCHEDULE VI

                            PROPOSED FORM OF OPINION

                                       OF

                               GENERAL COUNSEL OF
                            DOMINION RESOURCES, INC.

                               120 Tredegar Street
                               Richmond, VA 23219

                          Re: DOMINION RESOURCES, INC.

                       6,000,000 EQUITY INCOME SECURITIES
                     CONSISTING OF 6,000,000 CORPORATE UNITS

                                 March 20, 2002

Salomon Smith Barney Inc.
388 Greenwich Street - 34/th/ Floor
New York, NY 10013

Ladies and Gentlemen:

        The arrangements for issuance of up to 6,000,000 Equity Income Securities of Dominion Resources, Inc. (Dominion), pursuant to an Purchase Agreement dated March 13, 2002, by and between Dominion and you listed on
Schedule II as attached thereto (the Purchase Agreement), have been taken under my supervision as Vice President and General Counsel of Dominion. Terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

        As Vice President and General Counsel of Dominion, I have general responsibility over the attorneys within Dominion's Legal Department responsible for rendering legal counsel to Dominion regarding corporate, financial, securities, and other matters. I am generally familiar with the organization, business and affairs of Dominion. I am also familiar with the proceedings taken and proposed to be taken by Dominion in connection with the offering and sale of the Equity Income Securities, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Equity Income Securities. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with

                                     VII-1
the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

          On this basis I am of the opinion that:

          1. Dominion has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement; and Dominion is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

          2. Each Significant Subsidiary of Dominion has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

          3. The Purchase Agreement has been duly authorized, executed and delivered by Dominion.

          4. The Remarketing Agreement has been duly authorized, executed and delivered by Dominion.

          5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which Dominion or one of its subsidiaries is a party or to which any of Dominion's or any of its subsidiaries' properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of Dominion to perform its obligations under the Purchase Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

          I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.


                                Yours very truly,

                                     VII-2